Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in the Registration Statement (Form S-3 No. 333-158781) of Continental Airlines, Inc. of our report dated February 22, 2012, with respect to the consolidated financial statements and schedule of United Air Lines, Inc., included in the Current Report on Form 8-K of Continental Airlines, Inc. dated March 8, 2012.

/S/ ERNST & YOUNG LLP

Chicago, Illinois

March 7, 2012